APPENDIX A

List of Funds

Effective December 18, 2012

Dunham Corporate/Government Bond Fund

Dunham High-Yield Bond Fund

Dunham Monthly Distribution Fund

Dunham Appreciation & Income Fund

Dunham Large Cap Value Fund

Dunham Real Estate Stock Fund

Dunham International Stock Fund

Dunham Small Cap Value Fund

Dunham Large Cap Growth Fund

Dunham Small Cap Growth Fund

Dunham Emerging Markets Stock Fund

Dunham Loss Averse Equity Income Fund (formerly named Dunham Loss Averse Growth Fund)

Dunham Focused Large Cap Growth Fund

Dunham Alternative Income Fund

Dunham Alternative Strategy Fund

The parties hereto agree that effective December 18, 2012, this Appendix A shall supersede and replace the existing Appendix A to the Consulting Agreement dated June 19, 2012.

DUNHAM FUNDS

NORTHERN LIGHTS COMPLIANCE

                                                                                    SERVICES, LLC

/s/Jeffrey A. Dunham

             /s/Michael J. Wagner

By:      Jeffrey A. Dunham                                          By:  Michael J. Wagner

            President

         President